Responses to N-SAR for 9/30 Funds for the 6-month period ending
March 31, 2017

Equity Funds

Exhibits 77Q1

The Amended and Restated Schedule A to the Investment Advisory Agreement between The First Investors Equity Funds and First Investors Management Company, Inc. (now, Foresters Investment Management Company, Inc.) was filed as part of the registration statement for the Long Short Fund which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on November 28, 2016
(Accession No. 0000898432-16-003105), and is hereby
incorporated by reference as part of the response to
Item 77Q1 of Form N-SAR.

The Subadvisory Agreement between The First Investors Equity Funds, Foresters Investment Management Company, Inc. and Lazard Asset Management, LLC was filed as part of the registration statement for the First Investors Long Short Fund which was filed with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on November 28, 2016 (Accession No. 0000898432-16-003105),
and is hereby incorporated by reference as part of the response to Item 77Q1 of Form N-SAR.

The Restated Schedule A to the Class A Distribution Plan of the
First Investors Equity Funds was filed as part of the First
Investor Equity Funds' registration statement with the Securities and Exchange Commission via EDGAR pursuant to Rule 485(b) on January 27, 2017
(Accession No. 0000898432-17-000056), which is hereby incorporated by reference as part of the response to
Item 77Q1of Form N-SAR.